EMPLOYMENT AGREEMENT




               THIS AGREEMENT is entered into as of the 29th day of April, 1998, by and between NEAL CRISPIN (the "Employee or CRISPIN") and AeroCentury Corp., a Delaware Corporation (the "Company" or "ACY").

               For ease of reference, this Agreement is divided into the following parts, which begin on the pages indicated:

               FIRST PART: TERM OF EMPLOYMENT, DUTIES AND SCOPE, COMPENSATION AND BENEFITS DURING EMPLOYMENT (Sections 1-5, beginning on page
               2)


               SECOND PART: COMPENSATION AND BENEFITS IN CASE OF ACTUAL OR CONSTRUCTIVE TERMINATION (Section 6, beginning on page 5)


               THIRD PART:  PARACHUTE  PAYMENTS (Sections 7-8, beginning on page
               6)


               FOURTH PART: SUCCESSORS, MISCELLANEOUS PROVISIONS, SIGNATURE PAGE (Sections 9-10, beginning on page 8)

               FIRST PART: TERM OF EMPLOYMENT, DUTIES AND SCOPE, COMPENSATION AND BENEFITS DURING EMPLOYMENT

Section 1.        Term of Employment

               (a) Basic Rule. The Company agrees to employ the Employee in the capacity of President in the event either of the following occur:
               (1) the Company terminates the Management Agreement currently in effect between the Company and JetFleet Management Corporation ("JMC") (hereinafter the"Management Agreement"); or (2) there is a "Change in Control" (as defined below) in the Company. Employee's employment with the Company shall begin on the date of the termination of the Management Agreement, or the date that the Change in Control is completed (hereinafter "Effective Date of Employment"). Employee shall have the option, at his sole discretion, to decline employment if (i) there is a Change in Control or (ii) the termination of the Management Agreement described in clause (1) above is not in connection with the acquisition of JMC by the Company. However, if Employee declines employment in following a given Change in Control, he shall not forfeit his employment rights with respect to any subsequent Change in Control.

               "Change in Control" shall mean the occurrence of any of the following events, after the date on which this Agreement is executed:

               (i) Any person or entity other than Employee is or becomes the beneficial owner, directly or indirectly, of securities of the company representing 25% or more of the combined voting power of the Company's then-outstanding securities other than in connection with additional issuances of the Company's securities for capital-raising purposes;

               (ii) There occurs a merger or consolidation of the Company with any other corporation or entity, other than 1) a merger or consolidation which would result in the voting securities of the Company outstanding immediately prior thereto continuing to represent (either by remaining outstanding or by being converted into voting securities of the surviving entity) more than 85% of the combined voting power of the voting securities of the Company or such surviving entity outstanding immediately after such merger or consolidation or 2) a merger or consolidation effected to implement a recapitalization of the Company (or similar transaction) in which no person or entity acquires more than 85% or more of the combined voting power of the Company's then outstanding securities; or

               (iii) The Company sells or disposes of substantially all or a significant portion of its assets in a series of transactions not recommmende by JMC. For purposes of this subsection, a sale of a "significant portion" of the assets of the Company shall mean a sale or other disposition in a single transaction or a series of related transactions of 25% or more of the assets (based on fair market value) of the Company.

               (b) Initial Term. The Company agrees to continue the Employee's employment, and the Employee agrees to remain in employment with the Company, from the effective date of employment, until the earliest of:

               (1) December 31 of the fifth year following the effective date of employment; or

               (2) The date of the Employee's death or when the Employee's employment terminates pursuant to Subsections (b), (c), (d) or
               (e), below.

               (c) Automatic Extensions. The term and provisions of this Agreement shall automatically extend for additional one-year periods if Employee remains employed on and after December 31 of the fifth year following the effective date of employment, unless either party notifies the other in writing to the contrary at least 180 days prior to the applicable December 31 that it, or he, does not want the term to so extend.

               (d) Termination By Company for Cause. The Company may terminate the Employee's employment at any time for Cause shown. For all purposes under this Agreement, "Cause" shall mean (1) a willful failure by the Employee to substantially perform the Employee's duties under this Agreement, other than a failure resulting from the Employee's complete or partial incapacity due to physical or mental illness or impairment, (2) a willful act by the Employee that constitutes gross misconduct and that is materially injurious to the Company, (3) a willful breach by the Employee of a material provision of this Agreement or (4) a material and willful violation of a federal or state law or regulation applicable to the business of the Company that is materially and demonstrably injurious to the Company. No act, or failure to act, by the Employee shall be considered "willful" unless committed without good faith and without a reasonable belief that the act or omission was in the Company's best interest.

               However, if such Cause is reasonably curable, the Company shall not terminate the Employee's employment hereunder unless the Company first gives notice of its intention to terminate and of the grounds for such termination, and the Employee has not, within sixty (60) days following receipt of notice, cured such Cause.

               (e) Termination Company for Disability. The Company may terminate the Employee's employment for Disability by giving the Employee written notice. For all purposes under this Agreement, "Disability" shall mean that the Employee, at the time the notice is given, has been unable to perform the Employee's duties under this Agreement for a period of not less than twelve (12) consecutive months as a result of the Employee's incapacity due to physical or mental illness. In the event that the Employee resumes the performance of substantially all of the Employee's duties under this Agreement before the termination of the Employee's employment under this Section becomes effective, the notice of termination shall automatically be deemed to have been revoked.

               (f) Termination by Employee For Good Reason. The Employee may terminate his employment with the Company for Good Reason. Termination shall be for "Good Reason" if: (1) there is a material and adverse change in Employee's position, duties, responsibilities, or status with Company; (2) there is a reduction in Employee's salary then in effect, other than a reduction comparable to reductions generally applicable to similarly situated employees of the Company; (3) there is a material reduction in Employee's benefits, other than a reduction comparable to reductions generally applicable to similarly situated employees of the Company; or (4) the Company materially breaches this Agreement.



Section 2.        Duties and Scope of Employment

               (a) Position. The Company agrees to employ the Employee for the term of employment under this Agreement in the position of President. Employee shall be given such duties, responsibilities and authorities as are appropriate to his position.

               (b) Obligations. During the term of employment under this Agreement, the Employee shall devote such business efforts and time to the business and affairs of the Company as are needed to carry out his duties and responsibilities hereunder, subject to the overall supervision of the Company's Board of Directors. The foregoing shall not preclude the Employee from engaging in appropriate civic, charitable or religious activities or from devoting a reasonable amount of time to private investments or from serving on the boards of directors of other entities, as long as such activities and service do not interfere or conflict with the Employee's responsibilities to the Company. Nor shall the foregoing preclude the Employee from engaging in any business activities related to any business in which Employee held a management position within thirty (30) days prior to the effective date of employment with the Company.

Section 3.        Signing Bonus and Compensation

               (a) Signing Bonus. Company agrees to pay the Employee, as a signing bonus, a lump sum payment of $500,000, plus 5% of the outstanding capitalization of the Company. The exercise price of the stock options shall be one dollar ($1.00). Company agrees to pay the signing bonus and to transfer the stock within thirty
               (30) days after the effective date of employment.

               (b) Base Salary. During the term of employment under this Agreement, the Company agrees to pay the Employee as compensation for services a Base Salary at the annual rate of $250,000, or at such higher rate as the Company may determine from time to time. Such salary shall be payable in accordance with the standard payroll procedures of the Company. Once the Company has increased such salary, it thereafter shall not be reduced; provided, however, that such salary (including any increases) may be reduced by the Company if the Employee commits an act or omission that meets the definition of Cause, as defined in Section 1(b).

               (c) Annual Bonus. Each year during the term of employment under this Agreement, the Company agrees to pay the Employee an Annual Bonus, based on the Employee's performance and the overall performance of the Company. The amount of the Annual Bonus shall be set each year by the Company, and shall be a multiple of the Employee's base salary. However, in no event shall the Annual Bonus in any year be less than two hundred percent (200%) of the Employee' base salary.

               The Base Salary and Annual Bonus specified in this Section 3, together with any increases in such compensation that the Company may grant from time to time, and together with any reductions made in accordance with this Section 3, is referred to in this Agreement as "Base Compensation."

Section 4.        Employee Benefits

               During the term of employment under this Agreement, the Employee shall be eligible to participate in the employee benefit plans and executive compensation and fringe benefit programs maintained by the Company, including (without limitation) savings, pension or profit-sharing plans, deferred compensation plans, stock option, incentive or other bonus plans, life, disability, health, accident and other insurance programs, paid vacations, automobile and similar plans or programs, subject in each case to the generally applicable terms and conditions of the plan or program in question and to the discretion and determinations of any person, committee or entity administering such plan or program.

Section 5.        Business Expenses and Travel

               During the term of employment under this Agreement, the Employee shall be authorized to incur necessary and reasonable travel, entertainment and other business expenses in connection with the Employee's duties hereunder. The Company shall reimburse the Employee for such expenses upon presentation of an itemized account and appropriate supporting documentation, all in accordance with generally applicable policies.

               SECOND PART: COMPENSATION AND BENEFITS IN CASE OF ACTUAL OR CONSTRUCTIVE TERMINATION

               Section 6. Termination By Company Without Cause, Or By Employee For Good Reason

               In the event that, during the term of this Agreement the Employee's employment terminates in a Qualifying Termination, as defined in Subsection (a), the Employee shall be entitled to receive the payments and benefits described in Subsections (b),
               (c) and (d).

(a)      Qualifying Termination.  A Qualifying Termination occurs if:

               (1) The Company terminates the Employee's employment (i) prior to a Change in Control, for any reason other than Cause or Disability; or (ii) on or subsequent to a Change in Control, for any reason.

               (2) The Employee terminates his employment with the Company (i) prior to a Change in Control, for Good Reason or (ii) on or subsequent to a Change in Control, for any reason.

               (b) Severance (2.99x payment). The Company shall pay to the Employee in a lump sum, not less than 31 days nor more than 60 days following the date of the employment termination, an amount equal to the following:

               (1) Two hundred ninety-nine percent (299%) of the Employee's Base Salary in effect on the date of the employment termination; plus

               (2) One million five hundred thousand dollars ($1,500,000.00).



               (c) Three Years of Life Insurance and Health Plan Coverage. The coverage described in this Subsection (c) shall be provided for a "Continuation Period" beginning on the date when the employment termination is effective and ending on the earlier of (1) the third anniversary of the date when the employment termination is effective or (2) the date of the Employee's death. During the Continuation Period, the Employee (and, where applicable, the Employee's dependents) shall be entitled to continue participation in the group term life insurance plan and in the health care plan for employees maintained by the Company as if the Employee were still an employee of the Company. The coverage provided under this Subsection (c) shall run concurrently with and shall be offset against any continuation coverage under
               Part 6 of Title I of the Employee Retirement Income Security Act of 1974, as amended. Where applicable, the Employee's compensation for purposes of such plans shall be deemed to be equal to the Employee's compensation (as defined in such plans) in effect on the date of the employment termination. To the extent that the Company finds it undesirable to cover the Employee under the group life insurance and health plans of the Company, the Company shall provide the Employee (at its own expense) with the same level of coverage under individual policies.

               (d) Incentive Programs. All stock options or equity awards granted by the Company shall vest 100% upon the effective date of termination. Any stock options or equity awards granted to Employee may be exercised within the time frames, and in a manner, consistent with the original grant of the stock options or equity awards.

               (e) No Mitigation. The Employee shall not be required to mitigate the amount of any payment or benefit contemplated by this
               Section 6, nor shall any such payment or benefit be reduced by any earnings or benefits that the Employee may receive from any other source.

THIRD PART:       PARACHUTE PAYMENTS

Section 7.    Gross-Up Payment

               In the event it is determined that any payment or distribution of any type to or for the benefit of the Employee, pursuant to this Agreement or otherwise, by the Company, any Person who acquires ownership or effective control of the Company, or ownership of a substantial portion of the assets of the Company (within the meaning of section 260G of the Code and the regulations thereunder) or any affiliate of such Person (the "Total Payments") would be subject to the excise tax imposed by section 4999 of the Code or any interest or penalties with respect to such excise tax (such excise tax, together with any such interest and penalties, are collectively referred to as the "Excise Tax"), then the Employee shall be entitled to receive an additional payment (a "Gross-Up Payment") in an amount such that, after payment by the Employee of all taxes (including any interest or penalties imposed with respect to such taxes), including any Excise Tax, imposed upon the Gross-Up Payment, the Employee retains an amount of the Gross-Up Payment equal to the Excise Tax imposed upon the Total Payments.

Section 8.    Determination by Accountant

               All mathematical determinations and determinations as to whether any of the Total Payments are "parachute payments" (within the meaning of section 280G of the Code), in each case which determinations are required to be made under this Section 8, including whether a Gross-Up Payment is required, the amount of such Gross-Up Payment, and amounts relevant to the last sentence of this Section 8, shall be made by an independent accounting firm selected by the Employee from amount the largest four accounting firms in the United States (the "Accounting Firm"). The Accounting Firm shall provide to the Company and to the Employee its determination (the "Determination"), together with detailed supporting calculations regarding the amount of any Gross-Up Payment and any other relevant matter, within ten (10) days after termination of the Employee's employment, if applicable, or at such earlier time following termination of employment as is requested by the Employee (if the Employee reasonably believes that any of the Total Payments may be subject to the Excise Tax). If the Accounting Firm determines that no Excise Tax is payable by the Employee, it shall furnish the Employee with a written statement that such Accounting Firm has concluded that no Excise Tax is payable (including the reasons therefor) and that the Employee has substantial authority not to report any Excise Tax on the Employee's federal income tax return. If a Gross-Up Payment is determined to be payable, it shall be paid to the Employee within ten (10) days after the Determination is delivered to the Company or the Employee. Any determination by the Accounting Firm shall be binding upon the Company and the Employee, absent manifest error.

               As a result of uncertainty in the application of section 4999 of the Code at the time of the initial determination by the Accounting Firm hereunder, it is possible that Gross-Up Payments not made by the Company and members of the Company should have been made ("Underpayment"), or that Gross-Up Payments will have been made by the Company and members of the Company that should not have been made ("Overpayments"). In either such event, the Accounting Firm shall determine the amount of the Underpayment or Overpayment that has occurred. In the case of an Underpayment, the Company promptly shall pay, or cause to be paid, the amount of such Underpayment to or for the benefit of the Employee. In the case of an Overpayment, the Employee shall, at the direction and expense of the Company, take such steps as are reasonably necessary (including the filing of returns and claims for refund), follow reasonable instructions from, and procedures established by, the Company, and otherwise reasonably cooperate with the Company to correct such Overpayment; provided, however, that (1) Employee shall not in any event be obligated to return to the Company an amount greater than the net after-tax portion of the Overpayment that he has retained or recovered as a refund from the applicable taxing authorities and (2) this provision shall be interpreted in a manner consistent with the intent of
               Section 7, which is to make the Employee whole, on an after-tax basis, from the application of the Excise Tax, it being understood that the correction of an Overpayment may result in the Employee repaying to the Company an amount that is less than the Overpayment.

  FOURTH PART:        SUCCESSORS, MISCELLANEOUS PROVISIONS, SIGNATURE PAGE

               Section 9. Successors

               (a) Company's Successors. The Company shall require any successor (whether direct or indirect and whether by purchase, lease, merger, consolidation, liquidation or otherwise) to all or substantially all of the Company's business and/or assets, by an agreement in substance and form satisfactory to the Employee, to assume this Agreement and to agree expressly to perform this Agreement in the same manner and to the same extent as the
               Company would be required to perform it in the absence of a succession. The Company's failure to obtain such agreement prior to the effectiveness of a succession shall be a breach of this Agreement and shall entitle the Employee to all of the compensation and benefits to which the Employee would have been entitled hereunder if the Company had involuntarily terminated the Employee's employment without Cause or Disability, on the date when such succession becomes effective. For all purposes under this Agreement, the term "Company" shall include any successor to the Company's business and/or assets that executes and delivers the assumption agreement described in this Subsection (a) or that becomes bound by this Agreement by operation of law.

               (b) Employee's Successors. This Agreement and all rights of the Employee hereunder shall inure to the benefit of, and be enforceable by, the Employee's personal or legal representatives, executors, administrators, successors, heirs, distributees, devisees, and legatees.

Section 10.   Miscellaneous Provisions

               (a) Waiver. No provision of this Agreement shall be modified, waived, or discharged unless the modification, waiver or discharge is agreed to in writing and signed by the Employee and by an authorized officer of the Company (other than the
               Employee). No waiver by either party of any breach of, or of compliance with, any condition or provision of this Agreement by the other party shall be considered a waiver or any other condition or provision or of the same condition or provision at another time.

               (b) Whole Agreement. No agreements, representations, or understandings (whether oral or written and whether express or implied) that are not expressly set forth in this Agreement have been made or entered into by either party with respect to the subject matter hereof.

               (c) Choice of Law. The validity, interpretation, construction, and performance of this Agreement shall be governed by the laws of the State of California.

               (d) Severability. The invalidity or unenforceability of any provision or provisions of this Agreement shall not affect the validity or enforceability of any other provision hereof, which shall remain in full force and effect.

               (e) Arbitration. Except as otherwise provided in this Agreement, any dispute or controversy arising out of the Employee's employment or the termination thereof, including, but not limited to, any claim of discrimination under state or federal law, shall be settled exclusively by arbitration in the San Francisco Bay Area, California, in accordance with the then applicable Employment Dispute Resolution rules of the American Arbitration Association. Judgment may be entered on the arbitrator's award in any court having jurisdiction.

               (f) Attorneys Fees. If any action is brought to enforce the rights and obligations set forth herein, the prevailing party shall be entitled to receive all of the fees and costs, including reasonable attorneys fees, incurred in the action. Any fees and costs awarded under this provision shall be in addition to any other relief awarded to the prevailing party.

               (g) No  Assignment  of  Benefits.  The  rights  of any  person to payments or benefits under this Agreement shall not be made subject to option or assignment, either by voluntary or involuntary assignment or by operation of law, including (without limitation) bankruptcy, garnishment, attachment or other creditor's process, and any action in violation of this Subsection (g) shall be void.

               (h)  Employment   Taxes.  All  payments  made  pursuant  to  this
               Agreement shall be subject to withholding of applicable taxes.

               IN WITNESS WHEREOF, each of the parties has executed this Agreement, in the case of the Company by its duly authorized officer, as of the day and year first above written. Employee has consulted (or has had the opportunity to consult) with his own counsel prior to execution of this Agreement.



                                         ___________________
                                         NEAL CRISPIN


                                         /s/  Neal D. Crispin
                                         ---------------------------


                                         AEROCENTURY CORP.

                                         By /s/ Toni M. Perazzo
                                              ----------------------
                                         Its Vice President -
                                              Finance